PagerDuty Announces Fourth Quarter and Full Year Fiscal 2024 Financial Results

Fourth quarter revenue increased 10.1% year over year to $111.1 million
Fourth quarter GAAP operating loss of $33.4 million, non-GAAP operating income of $11.0 million

SAN FRANCISCO – (BUSINESS WIRE) – March 14, 2024 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the fourth quarter of fiscal 2024, ended January 31, 2024.

“PagerDuty delivered year-over-year revenue growth of 16% and operating margin expansion of more than 1,200 basis points to complete a second consecutive year of growing non-GAAP profitability,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “The PagerDuty Operations Cloud continues to gain traction with enterprise customers seeking to modernize their operations to deliver seamless customer experiences and services in real time.”

Fourth Quarter Fiscal 2024 Financial Highlights

•Revenue was $111.1 million, an increase of 10.1% year over year.
•GAAP operating loss was $33.4 million; GAAP operating margin of (30.1)%.
•Non-GAAP operating income was $11.0 million; non-GAAP operating margin of 9.9%.
•GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.33.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.17.
•Operating cash flow was $22.2 million, with free cash flow of $19.6 million.
•Cash, cash equivalents and current investments were $571.2 million as of January 31, 2024.
Full Year Fiscal 2024 Financial Highlights
•Revenue was $430.7 million, an increase of 16.2% year over year.
•GAAP operating loss was $96.2 million; GAAP operating margin of (22.3)%.
•Non-GAAP operating income was $56.4 million; non-GAAP operating margin of 13.1%.
•GAAP net loss per share attributable to PagerDuty, Inc. was $0.89.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. was $0.74.
•Operating cash flow was $72.0 million, with free cash flow of $64.4 million.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Fourth Quarter and Recent Highlights

•Annual recurring revenue (ARR) grew 10% year over year to $451.9 million.
•Dollar-based net retention rate of 107% as of January 31, 2024, compared to 120% in the year ago period.
•Reported 804 customers with ARR over $100,000 as of January 31, 2024, compared to 752 in the year ago period.
•Reported 58 customers with ARR over $1,000,000 as of January 31, 2024, compared to 50 in the year ago period.
•ARR from customers using two or more paid products grew to 62% as of January 31, 2024, compared to 58% in the year ago period.
•Total paid customers of 15,039 as of January 31, 2024, compared to 15,244 in the year ago period.
•Total free and paid customers of more than 28,000 as of January 31, 2024 representing approximately 17% growth year over year.
•Released 2024 State of Digital Operations study, finds 16% increase in Enterprise incidents amid race to AI adoption.
•Joined BSA | The Software Alliance, the leading advocate for the enterprise software industry before governments and in the international marketplace.
•Closed on the acquisition of Jeli, Inc. on November 15, 2023 to transform operations with an enterprise-grade, all-in-one incident management solution.
•Appointed Jeff Hausman as Chief Product Development Officer.
•Appointed Teresa Carlson to Board of Directors.
•Lands and expands include: DaVita, Docusign, JR East Information Systems Company, Netflix, Nvidia, Palo Alto Networks, and Workday.

Financial Outlook

For the first quarter of fiscal 2025, PagerDuty currently expects:

•Total revenue of $110.5 million - $112.5 million, representing a growth rate of 7% - 9% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.12 - $0.13 assuming approximately 96 million diluted shares and a non-GAAP tax rate of 23%

For the full fiscal year 2025, PagerDuty currently expects:

•Total revenue of $470.0 million - $478.0 million, representing a growth rate of 9% - 11% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.65 - $0.70 assuming approximately 97 million diluted shares and a non-GAAP tax rate of 23%

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 14, 2024. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders, non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rates of the Convertible Senior Notes (the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring Costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Gains (or losses) on partial extinguishment of convertible senior notes: PagerDuty views gains (or losses) on partial extinguishment of debt as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that the consideration of measures that exclude such gain (or loss) impact can assist in the comparison of operational performance in different periods which may or may not include such gains (or losses).

Adjustment Attributable to Redeemable Non-Controlling Interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income Tax Effects and Adjustments: Based on PagerDuty's financial outlook for the first quarter and full year fiscal 2025, PagerDuty is utilizing a projected non-GAAP tax rate of 23% effective February 1, 2024 in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

PagerDuty defines non-GAAP gross profit as gross profit adjusted for stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. PagerDuty defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders) as GAAP net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and gain on partial extinguishment of convertible senior notes, which are not necessarily reflective of operational performance during a given period, restructuring costs, adjustment attributable to redeemable non-controlling interest, and income tax adjustments. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment in order to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2023 and our Quarterly Reports on Form 10-Qs filed with the SEC on June 2, 2023, September 1, 2023, and December 1, 2023. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2024 which is expected to be filed with the Securities and Exchange Commission (SEC) shortly after this release and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty Inc.

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management, enabling customers to achieve operational efficiency at scale with the PagerDuty Operations Cloud. The PagerDuty Operations Cloud combines AIOps, Automation, Incident Management, and Customer Service Operations into a flexible, resilient and scalable platform to increase innovation velocity, grow revenue, reduce cost, and mitigate the risk of operational failure. More than half of the Fortune 500 and nearly 70% of the Fortune 100 rely on PagerDuty as essential infrastructure for the modern enterprise. To learn more and try PagerDuty for free, visit www.pagerduty.com.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Press Contact:
Debbie O'Brien
media@pagerduty.com

PagerDuty, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue	$111,117	$100,966	$430,699	$370,793
Cost of revenue(1)	20,358	18,344	77,832	70,434
Gross profit	90,759	82,622	352,867	300,359
Operating expenses:
Research and development(1)	35,548	34,569	139,769	134,876
Sales and marketing(1)	53,614	52,621	196,769	195,622
General and administrative(1)	35,028	21,922	112,575	99,238
Total operating expenses	124,190	109,112	449,113	429,736
Loss from operations	(33,431)	(26,490)	(96,246)	(129,377)
Interest income	10,801	2,005	22,101	5,383
Interest expense	(2,316)	(1,361)	(6,500)	(5,433)
Gain on partial extinguishment of convertible senior notes	(271)	—	3,699	—
Other expense, net	(3,415)	1,307	(433)	(637)
Loss before benefit from (provision for) income taxes	(28,632)	(24,539)	(77,379)	(130,064)
Benefit from (provision for) income taxes	(185)	(463)	12	839
Net loss	$(28,817)	$(25,002)	$(77,367)	$(129,225)
Net loss attributable to redeemable non-controlling interest	(665)	(440)	(2,178)	(802)
Net loss attributable to PagerDuty, Inc.	$(28,152)	$(24,562)	$(75,189)	$(128,423)
Adjustment attributable to redeemable non-controlling interest	2,480	—	6,568	—
Net loss attributable to PagerDuty, Inc. common stockholders	$(30,632)	$(24,562)	$(81,757)	$(128,423)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.33)	$(0.27)	$(0.89)	$(1.45)
Weighted average shares used in calculating net loss per share, basic and diluted	92,168	90,269	92,341	88,721
(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Cost of revenue	$1,726	$1,879	$7,586	$6,827
Research and development	10,798	8,946	44,800	39,012
Sales and marketing	7,983	7,271	30,345	29,804
General and administrative	117,735	5,333	44,421	34,264
Total	$32,242	$23,429	$127,152	$109,907

PagerDuty, Inc.
Consolidated Balance Sheets
(in thousands)

	As of January 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$363,011	$274,019
Investments	208,178	202,948
Accounts receivable, net of allowance for credit losses of $1,382 and $2,014 as of January 31, 2024 and January 31, 2023, respectively	100,413	91,345
Deferred contract costs, current	19,502	18,674
Prepaid expenses and other current assets	12,094	13,350
Total current assets	703,198	600,336
Property and equipment, net	17,632	18,390
Deferred contract costs, non-current	25,118	27,715
Lease right-of-use assets	3,789	13,982
Goodwill	137,401	118,862
Intangible assets, net	32,616	37,224
Other assets	5,552	1,364
Total assets	$925,306	$817,873
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,242	$7,398
Accrued expenses and other current liabilities	15,472	11,804
Accrued compensation	30,239	41,834
Deferred revenue, current	223,522	204,137
Lease liabilities, current	6,180	5,904
Total current liabilities	281,655	271,077
Convertible senior notes, net	448,030	282,908
Deferred revenue, non-current	4,639	4,914
Lease liabilities, non-current	6,809	12,704
Other liabilities	5,280	4,184
Total liabilities	746,413	575,787
Commitments and contingencies
Redeemable non-controlling interest	7,293	1,108
Stockholders’ equity:
Common stock, $0.000005 par value per share: 1,000,000,000 shares authorized as of January 31, 2024 and 2023; 95,068,187 and 91,178,671 shares issued as of January 31, 2024 and 2023, respectively, and 92,737,185 and 91,178,671 shares outstanding as of January 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	774,768	719,816
Accumulated other comprehensive loss	(733)	(1,592)
Accumulated deficit	(552,435)	(477,246)
Treasury stock at cost, 2,331,002 and — shares as of January 31, 2024 and 2023, respectively	(50,000)	—
Total stockholders’ equity	171,600	240,978
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$925,306	$817,873

PagerDuty, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc. common stockholders	$(30,632)	$(24,562)	$(81,757)	$(128,423)
Net loss and adjustment attributable to redeemable non-controlling interest	1,815	(440)	4,390	(802)
Net loss	(28,817)	(25,002)	(77,367)	(129,225)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,137	4,651	20,153	17,429
Amortization of deferred contract costs	5,282	5,069	20,568	19,247
Gain on partial extinguishment of convertible senior notes	271	—	(3,699)	—
Stock-based compensation	32,242	23,429	127,152	109,907
Amortization of debt issuance costs	622	463	2,078	1,839
Non-cash lease expense	1,014	1,160	4,439	4,073
Impairment of property and equipment, net and lease right-of-use assets, net	7,164	—	8,368	—
Tax benefit related to release of valuation allowance	—	—	—	(1,330)
Other	(593)	155	(3,223)	1,841
Changes in operating assets and liabilities:
Accounts receivable	(29,645)	(19,634)	(10,662)	(16,586)
Deferred contract costs	(6,514)	(6,482)	(18,799)	(22,805)
Prepaid expenses and other assets	2,674	91	—	(2,843)
Accounts payable	(451)	(356)	(1,453)	(1,473)
Accrued expenses and other liabilities	3,378	(94)	4,145	(1,444)
Accrued compensation	1,261	6,771	(11,825)	6,147
Deferred revenue	30,620	29,336	18,073	37,971
Lease liabilities	(1,490)	(1,985)	(5,974)	(5,768)
Net cash provided by operating activities	22,155	17,572	71,974	16,980
Cash flows from investing activities
Purchases of property and equipment	(971)	(882)	(2,164)	(4,637)
Capitalized internal-use software costs	(1,572)	(1,111)	(5,384)	(3,836)
Business acquisition, net of cash acquired	(24,071)	—	(24,071)	(66,262)
Asset acquisition	—	—	—	(1,845)
Purchases of available-for-sale investments	(64,986)	(56,900)	(216,970)	(212,210)
Proceeds from maturities of available-for-sale investments	54,200	53,000	218,264	202,625
Purchases of non-marketable equity investments	—	—	(200)	—
Net cash (used in) provided by investing activities	(37,400)	(5,893)	(30,525)	(86,165)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	(712)	—	390,831	—
Purchases of capped calls related to convertible senior notes		—	(55,102)	—
Repurchases of convertible senior notes	(204)	—	(223,675)	—
Investment from redeemable non-controlling interest holder		—	1,781	1,908
Proceeds from issuance of common stock upon exercise of stock options	1,481	2,022	9,871	10,481
Proceeds from Employee Stock Purchase Plan	4,002	4,139	10,294	9,875
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,628)	(6,490)	(32,400)	(28,677)
Repurchase of common stock	—	—	(50,000)	—
Net cash provided by (used in) financing activities	(2,061)	(329)	51,600	(6,413)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	50	336	(401)	(168)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(17,256)	11,686	92,648	(75,766)
Cash, cash equivalents, and restricted cash at beginning of period	383,923	262,333	274,019	349,785
Cash, cash equivalents, and restricted cash at end of period	$366,667	$274,019	$366,667	$274,019

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$90,759	$82,622	$352,867	$300,359
Plus: Stock-based compensation	1,726	1,879	7,586	6,827
Plus: Employer taxes related to employee stock transactions	61	84	199	163
Plus: Amortization of acquired intangible assets	2,354	2,087	8,614	7,401
Plus: Restructuring costs	—	357	137	357
Non-GAAP gross profit	$94,900	$87,029	$369,403	$315,107
GAAP gross margin	81.7%	81.8%	81.9%	81.0%
Non-GAAP adjustments	3.7%	4.4%	3.9%	3.9%
Non-GAAP gross margin	85.4%	86.2%	85.8%	85.0%

Reconciliation of operating expenses
GAAP research and development	$35,548	$34,569	$139,769	$134,876
Less: Stock-based compensation	(10,798)	(8,946)	(44,800)	(39,012)
Less: Employer taxes related to employee stock transactions	(468)	(383)	(1,398)	(942)
Less: Acquisition-related expenses	(354)	(5)	(838)	(3,105)
Less: Amortization of acquired intangible assets	(88)	(87)	(350)	(232)
Less: Restructuring costs	21	(2,004)	26	(2,004)
Non-GAAP research and development	$23,861	$23,144	$92,409	$89,581

GAAP sales and marketing	$53,614	$52,621	$196,769	$195,622
Less: Stock-based compensation	(7,983)	(7,271)	(30,345)	(29,804)
Less: Employer taxes related to employee stock transactions	(330)	(424)	(919)	(892)
Less: Amortization of acquired intangible assets	(629)	(610)	(2,459)	(2,546)
Less: Restructuring costs	—	(2,200)	49	(2,200)
Non-GAAP sales and marketing	$44,672	$42,116	$163,095	$160,180

GAAP general and administrative	$35,028	$21,922	$112,575	$99,238
Less: Stock-based compensation	(11,735)	(5,333)	(44,421)	(34,264)
Less: Employer taxes related to employee stock transactions	(324)	(449)	(982)	(1,099)
Less: Acquisition-related expenses	(432)	—	(962)	(1,454)
Less: Amortization of acquired intangible assets	(22)	(22)	(87)	(58)
Less: Restructuring costs	(7,164)	(474)	(8,615)	(474)
Non-GAAP general and administrative	$15,351	$15,644	$57,508	$61,889

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(33,431)	$(26,490)	$(96,246)	$(129,377)
Plus: Stock-based compensation	32,242	23,429	127,152	109,907
Plus: Employer taxes related to employee stock transactions	1,183	1,340	3,498	3,096
Plus: Amortization of acquired intangible assets	3,093	2,806	11,510	10,237
Plus: Acquisition-related expenses	786	5	1,800	4,559
Plus: Restructuring costs	7,143	5,035	8,677	5,035
Non-GAAP operating income (loss)	$11,016	$6,125	$56,391	$3,457
GAAP operating margin	(30.1)%	(26.2)%	(22.3)%	(34.9)%
Non-GAAP adjustments	40.0%	32.3%	35.4%	35.8%
Non-GAAP operating margin	9.9%	6.1%	13.1%	0.9%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc. common stockholders	$(30,632)	$(24,562)	$(81,757)	$(128,423)
Plus: Stock-based compensation	32,242	23,429	127,152	109,907
Plus: Employer taxes related to employee stock transactions	1,183	1,340	3,498	3,096
Plus: Amortization of debt issuance costs	622	463	2,078	1,839
Plus: Amortization of acquired intangible assets	3,093	2,806	11,510	10,237
Plus: Acquisition-related expenses	786	5	1,800	4,559
Plus: Restructuring costs	7,143	5,035	8,677	5,035
Plus: Adjustment attributable to redeemable non-controlling interest	2,480	—	6,568	—
Less: Gain on partial extinguishment of convertible senior notes	271	—	(3,699)	—
Less: Income tax effects and adjustments	(1,353)	(1,226)	(3,273)	(2,556)
Non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders	$15,835	$7,290	$72,554	$3,694

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.33)	$(0.27)	$(0.89)	$(1.45)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.50	0.35	1.68	1.49
Non-GAAP net income (loss) per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.17	$0.08	$0.79	$0.04

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.33)	$(0.27)	$(0.89)	$(1.45)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.50	0.34	1.63	1.52
Non-GAAP net income (loss) per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.17	$0.07	$0.74	$0.04

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	92,168	90,269	92,341	88,721

Weighted-average shares used in calculating non-GAAP net income (loss) per share
Basic	92,168	90,269	92,341	88,721
Diluted	95,192	101,747	100,941	100,862
Note: Certain figures may not sum due to rounding.

(1) On October 13, 2023, the Company provided written notice to the trustee and the note holders of the 2025 Notes that it had irrevocably elected to settle the principal amount of its convertible senior notes in cash and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect to the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the 2025 Notes being converted. The Company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes due 2025 prior to the election on October 13, 2023. As such, approximately 5.0 million shares related to the convertible notes due 2025 were included in the non-GAAP diluted outstanding share number for the twelve months ended January 31, 2024, related to the period prior to the election on October 13, 2023. Similarly, the numerator used to compute this measure was increased by $- million and $2.5 million for after-tax interest expense savings related to our convertible notes for the three and twelve months ended January 31, 2024, respectively.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$22,155	$17,572	$71,974	$16,980
Less:
Purchases of property and equipment	(971)	(882)	(2,164)	(4,637)
Capitalization of internal-use software costs	(1,572)	(1,111)	(5,384)	(3,836)
Free cash flow	$19,612	$15,579	$64,426	$8,507
Net cash used in investing activities	$(37,400)	$(5,893)	$(30,525)	$(86,165)
Net cash provided by (used in) financing activities	$(2,061)	$(329)	$51,600	$(6,413)
Free cash flow margin	17.6%	15.4%	15.0%	2.3%